Exhibit 10.1

HIBBETT SPORTS, INC.
2005 EQUITY INCENTIVE PLAN
(as amended and restated)
First Amendment November 16, 2006
Second Amendment February 9, 2007
Third Amendment November 18, 2008
Fourth Amendment May 28, 2009
Fifth Amendment May 27, 2010
Sixth Amendment March 9, 2011

Section 1.1. PURPOSE. The Hibbett Sports, Inc. 2005 Equity Incentive Plan (the "Plan") has been established by Hibbett Sports, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Member Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Section 1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Recipients (including transferees of Eligible Recipients to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

Section 1.3. OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of ARTICLE 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

ARTICLE 2
OPTIONS AND SARS

Section 2.1. DEFINITIONS.

(a)           The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this ARTICLE 2 may be either an incentive stock option (an "ISO") or a nonqualified option ("NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b)           A stock appreciation right ("SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. The Committee may limit the amount that can be received when a SAR is exercised.

Section 2.2. EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this ARTICLE 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). Repricing of Options and SAR Awards granted under this ARTICLE 2 after the date of grant shall not be permitted.

Section 2.3. EXERCISE. An Option and SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

Section 2.4. PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this ARTICLE 2 shall be subject to the following:

(a)           Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

Section 2.5. SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to Section 4.7.

ARTICLE 3
OTHER STOCK AWARDS

Section 3.1. DEFINITIONS.

(a)           A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b)           A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)           A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)           A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

Section 3.2. RESTRICTIONS ON AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)           Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)           The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such Awards shall be based on the attainment of any performance goals, as selected by the Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings (including operating income and EBITDA), (iii) cash flow, (iv) shareholder value or (v) financial condition or liquidity. Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time. For Awards under this ARTICLE 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

ARTICLE 4
OPERATION AND ADMINISTRATION

Section 4.1. EFFECTIVE DATE. The Plan is effective July 1, 2005 (the “Effective Date”) and the shareholders of Hibbett Sporting Goods, Inc. approved the Plan on May 31, 2005. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

Section 4.2. SHARES SUBJECT TO PLAN. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)           The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)           Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) one million two hundred fifty thousand (1,250,000) shares of Stock; and (ii) any shares of Stock available for future awards under any prior stock option or incentive plan of the Company (the "Prior Plans") as of the Effective Date; and (iii) any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c)           To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall nevertheless be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)           If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)           Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)             The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be one million seven hundred fifty thousand (1,750,000) shares.

(ii)            The maximum number of shares that may be covered by Awards granted to any one individual pursuant to ARTICLE 2 (relating to Options and SARs) shall be one hundred thousand (100,000) shares during any one calendar year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)           The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to ARTICLE 3 (relating to Other Stock Awards) shall be one million seven hundred fifty thousand (1,750,000) shares.

(iv)           For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than seventy-five thousand (75,000) shares of Stock may be subject to such Awards granted to any one individual during any one calendar year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v)            For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than six hundred thousand dollars ($600,000) may be subject to such Awards granted to any one individual during any one calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f)         To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable:  (A) make a proportionate adjustment in 1) the maximum number and type of securities as to which awards may be granted under the Plan, 2) the number and type of securities subject to outstanding Awards, 3) the grant or exercise price with respect to any such Award, 4) the performance targets and goals appropriate to any outstanding Awards for Performance Shares or Performance Units, and 5) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; with respect to all Awards for Performance Shares or Performance Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify for exemption under Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  Any adjustments made hereunder shall be binding on all Participants.

Section 4.3. GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 4.4. TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

Section 4.5. GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Member Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Member Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Member Company, including the plans and arrangements of the Company or a Member Company assumed in business combinations.

Section 4.6. DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

Section 4.7. SETTLEMENT OF AWARDS. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, resulting from an adjustment of the Award pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents provided that such rules and procedures satisfy the requirements of Section 409A of the Code.  No deferral is permitted for Options or SARs. Each Member Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Member Company by the Participant. Any disputes relating to liability of a Member Company for cash payments shall be resolved by the Committee.

Section 4.8. TRANSFERABILITY. Except as otherwise permitted by the Committee,

(a)           Awards under the Plan are not transferable except as designated by the Participant by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)           Awards may be exercised or claimed on behalf of a deceased Participant or other person entitled to benefits under the Plan by the beneficiary of such Participant or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Participant or other person.

Section 4.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall comply with Section 409A of the Code and be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 4.10. AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

Section 4.11. ACTION BY COMPANY OR MEMBER COMPANY. Any action required or permitted to be taken by the Company or any Member Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

Section 4.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

Section 4.13. LIMITATION OF IMPLIED RIGHTS.

(a)           Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Member Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Member Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Member Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Member Company shall be sufficient to pay any benefits to any person.

(b)           The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Member Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 4.14. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 4.15. LIMITATIONS ON DEFERRED COMPENSATION. Any Award granted under this Plan shall be provided or made in a manner and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1), including without limitation, deferring payment to a specified employee or until the occurrence of a specified event described in Section 409A(a)(2) of the Code.  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

ARTICLE 5
CHANGE OF CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change of Control the following provisions shall apply:

Section 5.1. ACCELERATION OF VESTING. If a Change of Control of the Company shall occur, then with respect to outstanding Awards not already vested and/or exercisable, the Committee, in its sole discretion, may determine that:

(a)           All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)           All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)           All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

If the Committee determines to accelerate any such outstanding Awards, then such Awards shall remain vested and/or exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Awards have been granted shall continue with the Company or any Member Company.

Section 5.2. CASH PAYMENT. Without limiting the generality of Section 4.7, if a Change of Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Awards shall receive cash settlements in exchange for redemption of all or a part of such Awards.

Section 5.3. LIMITATION ON CHANGE OF CONTROL PAYMENTS. Notwithstanding anything in Section 5.1 or 5.2 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability and/or vesting of an Award as provided in Section 5.1 or the payment of cash in exchange for all or part of an Award as provided in Section 5.2 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Participant pursuant to Sections 5.1 and 5.2 above shall be reduced to the extent or amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 6
COMMITTEE

Section 6.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this ARTICLE 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Member Company. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee for purposes of the Plan. If at any time the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 6.2. POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Recipients those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by ARTICLE 7) to cancel or suspend Awards.

(b)           To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

Section 6.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Section 6.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Member Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Member Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 7
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this ARTICLE 7. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

ARTICLE 8
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)           Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b)           Award Agreement. The term "Award Agreement" has the meaning assigned in Section 4.10.

(c)           Board. The term "Board" shall mean the Board of Directors of the Company.

(d)           Change of Control. The term "Change of Control" shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

(e)           Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)           Committee. The term "Committee" has the meaning assigned in Section 6.1.

(g)           Company. The term "Company" has the meaning assigned in Section 1.1.

(h)           Effective Date. The term "Effective Date" has the meaning assigned in Section 4.1.

(i)            Eligible Recipient. The term "Eligible Recipient" shall mean any employee of the Company or a Member Company and any of those consultants and independent contractors of the Company or a Member Company who are natural persons. An Award may be granted to an employee, consultant or independent contractor in connection with hiring, retention or otherwise, prior to the date he or she first performs services for the Company or the Member Companies, provided that such Awards shall not become vested prior to the date he or she first performs such services. An Award may also be granted to an employee, consultant or independent contractor in connection with the conclusion of such employee, consultant or independent contractor's performance of services and separation from the Company or its Member Companies. The effect of discontinuity in an Eligible Recipient's service with the Company or its Member Companies on any outstanding Award shall be at the discretion of the Committee.

(j)            Exercise Price. The term "Exercise Price" has the meaning assigned in Section 2.2.

(k)           Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

(i)             If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on such date.

(ii)            If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)           If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(l)            ISO. The term "ISO" has the meaning assigned in Section 2.1(a).

(m)            Member Company. The term "Member Company" means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Board or Committee designates as a participating employer in the Plan.

(n)            NQO. The term "NQO" has the meaning assigned in Section 2.1(a).

(o)            Option. The term "Option" has the meaning assigned in Section 2.1(a).

(p)            Participant. The term "Participant" has the meaning assigned in Section 1.2.

(q)           Performance Unit. The term "Performance Unit" has the meaning assigned in Section 3.1(c).

(r)           Performance Share. The term "Performance Share" has the meaning assigned in Section 3.1(b).

(s)           Plan. The term "Plan" has the meaning assigned in Section 1.1.

(t)           Prior Plan. The term "Prior Plan" has the meaning assigned in Section 4.2(b).

(u)           Restricted Stock. The term "Restricted Stock" has the meaning assigned in Section 3.1(d).

(v)           Restricted Stock Unit. The term "Restricted Stock Unit" has the meaning assigned in Section 3.1(d).

(w)           SAR. The term "SAR" has the meaning assigned in Section 2.1(b).

(x)           Stock. The term "Stock" shall mean shares of common stock of the Company.

(y)           Stock Unit. The term "Stock Unit" has the meaning assigned in Section 3.1(a).

END of Exhibit 10.1